Exhibit 99.1

Trinity Learning Corporation to Acquire Riverbend Group Holdings of South
Africa

BERKELEY, Calif., Jun 9, 2003 /PRNewswire-FirstCall via COMTEX/ -- Trinity Learning Corporation ("Trinity Learning"), a publicly-held Utah Corporation
(TLCP) announced today that it has entered into a definitive agreement to acquire majority control of Riverbend Group Holdings (Pty.) Ltd. ("Riverbend"), a leading provider of on-line university degrees and other learning services to corporations and individuals in South Africa. Trinity Learning will acquire majority interest in Riverbend through issuance of shares of Trinity stock and will provide working capital to Riverbend to develop new sales channels in Africa and in global markets in Europe, North America, Australia, and Asia-Pacific. The definitive agreement contains certain closing conditions and certain future provisions that will enable Trinity to acquire full ownership of Riverbend and its various operating subsidiaries. No other transaction details were announced. Closing is subject to certain conditions, contingencies, and approvals.

Riverbend, founded in 1998, operates in South Africa through four primary operating subsidiaries. Together, these operating subsidiaries have developed a holistic approach to technology-enabled learning, education and training. Riverbend, Price Waterhouse Coopers and a South African media group are co-owners of e-Degree, a provider of corporate learning solutions including online degrees from some of South Africa's most respected universities. Other Riverbend subsidiaries include Learning Advantage, a provider of customized learning solutions to corporations, and Reusable Objects, a developer of leading-edge learning software. These Riverbend subsidiaries serve major corporate customers in South Africa and are leaders in South Africa's initiative to increase employment and competitiveness by expanding and improving adult basic education and training.

Nigel Tattersall, Managing Director of Riverbend, said, "We are excited to become a part of Trinity Learning. Over the past five years, we have developed an integrated approach to corporate learning in South Africa and Europe that we believe can also help large corporations around the world improve the performance of their executives, managers, and production workers. The challenges we have helped customers resolve in South Africa are the same challenges faced worldwide by corporations and individuals seeking to compete in a global economy."

Douglas Cole, Chief Executive Officer of Trinity Learning Corporation, stated, "This is an important step in the development of Trinity Learning as a global brand for workplace learning and education. The corporate learning products and services sold today in South Africa by Riverbend's operating companies have market opportunities throughout Africa and around the world. We believe we have found in Riverbend some of the most innovative e-learning professionals and technologies in the world, and through Trinity we will bring these talents to the global marketplace. This acquisition immediately expands the breadth and depth of our global sales and marketing, our product suite, and our professional resources. This is consistent with our strategy to acquire learning companies around the world that will enable us to serve multiple organization levels of major corporate customers in a number of global industries."

About Trinity Learning Corporation

Trinity Learning Corporation is a publicly-held Utah corporation specializing in technology-enabled learning, training, education, and certification services to major customers in multiple global industries. We are seeking to achieve market entry and increased penetration in geographic markets worldwide through multiple acquisitions and consolidation of operating companies with established customer bases, acquisition of operating companies with proprietary platforms and learning systems, licensing of software and other technologies, internal business development, and the expansion of sales offices and other sales representation around the world. In October 2002, we completed the acquisition of various entities of Competency Based Learning, Inc. in Australia and in the United States, which we now operate as a wholly-owned subsidiary, CBL Global Corp. Our former name was Habersham Energy Company, originally incorporated as U.S. Mineral & Royalty Corp. as an Oklahoma corporation in 1975. We did not have any business activity since 1995 prior to adopting our present strategy.

FORWARD LOOKING STATEMENTS - DISCLAIMER - RISKS

Closing is subject to certain conditions, contingencies, and approvals and there is no assurance that the transaction will be consummated. Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-QSB.